UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2011
(April 19, 2011)

PLX TECHNOLOGY, INC.
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(Exact Name of Registrant as Specified in its Charter)

DELAWARE
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(State or Other Jurisdiction of Incorporation)

000-25699 94-3008334
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(Commission File Number) (I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085
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(Address of Principal Executive Offices) (Zip Code)

(408) 774-9060
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(Registrant's telephone number, including area code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure set forth in Item 8.01 below is incorporated herein by reference.

ITEM 8.01    OTHER EVENTS

The Board of Directors of PLX Technology, Inc. (“PLX” or the “Company”) has amended the PLX 2008 equity incentive plan (the “2008 Plan”) as follows. Under the existing 2008 Plan, neither the Board of Directors nor the Compensation Committee, which administers the plan, is permitted without stockholder approval, to amend the terms of any outstanding option or stock appreciation right (“SAR”) under the 2008 Plan to reduce its exercise price or to cancel and replace any outstanding options or SARs with options or SARs having a lower exercise price.

The 2008 plan has been amended to add to the repricing provision summarized above a restriction on our Company repurchasing outstanding options or SARs for cash without stockholder approval, as more fully set forth below.  This amendment was effective on April 19, 2011, as it was not the type of amendment that requires stockholder approval.  The amended 2008 Plan, which reflects this April 19th amendment, is attached hereto as exhibit 10.1.

The April 19th amendment revises the terms of Section 14.1 of the 2008 Plan to read as follows:

     14.1        Amendment, Modification, and Termination.  Subject to Section 15.14 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), or (ii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant.  Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company,

(a)       no Option or SAR may be amended to reduce the per share exercise price of the shares subject to such Option or SAR below the per share exercise price as of the date the Option is granted and,

(b)       except as permitted by Article 11, and at any time when the then-current Fair Market Value of a Share is less than the Fair Market Value of a Share on the date that an outstanding Option or SAR was granted, such outstanding Option or SAR may not be cancelled or surrendered in exchange for

(i) cash,

(ii) an Option or SAR having a per share exercise price that is less than the Fair Market Value of  a Share on the date that the original Option or SAR was granted, or

(iii) or any other Award.

In February 2011, the PLX Board of Directors also approved an amendment to the 2008 Plan, conditioned upon and not to take effect until approved by our stockholders, to increase the number of shares reserved for issuance under the 2008 Plan from 2,700,000 shares to 5,000,000 shares, plus shares that otherwise would have reverted to the share reserve of the PLX’s prior equity incentive plan.   The attached, amended 2008 Plan (exhibit 10.1) reflects this increase in the number of shares reserved for issuance, which is subject to shareholder approval.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit Number       Description
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     10.1                       * PLX Technology, Inc. 2008 Equity Incentive Plan (Amended and Restated)

*Increase in shares reserved for issuance is subject to shareholder approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By:    /s/ ARTHUR WHIPPLE
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        Arthur Whipple
        Chief Financial Officer

Dated:  April 25, 2011